                                                                    EXHIBIT d-4.

                                    Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.

                                                                                                  Annual
                        Fund                               Effective Date                      Advisory Fee
                        ----                               --------------                      ------------
Series A - Wasatch Small Cap Growth Fund                  January 27, 1998                         1.00%

Series B - Wasatch Core Growth Fund                       January 27, 1998                         1.00%

Series C - Wasatch Hoisington U.S. Treasury Fund          January 27, 1998                         0.50%

Series D - Wasatch Ultra Growth Fund                      January 27, 1998                         1.25%

Series E - Wasatch Micro-Cap Fund                         January 27, 1998                         2.00%

Series F - Wasatch Global Science & Technology Fund       December 8, 2000                         1.50%

Series G - Wasatch Small Cap Value Fund                   January 27, 1998                         1.50%

Series H - Wasatch International Growth Fund              June 14, 2002                            1.50%

Series I - Wasatch Micro Cap Value Fund                   June 4, 2003                             2.00%